UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2016

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)		14031 (Zip Code)
Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07(a) and (b): Submission of Matters to a Vote of Security Holders.

On April 30, 2016, the Company held an annual meeting of its stockholders to vote on the following proposals:

Proposal One: To elect two Class II directors, Dr. Joseph Dunn and Nora B. Sullivan, to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified. In accordance with the voting results listed below, each of the nominees were elected to serve as directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Joseph Dunn	13,861,586	5,152,840	29,490,170
Nora B. Sullivan	13,011,663	6,002,763	29,490,170

Proposal Two: To approve an advisory resolution on executive compensation for fiscal year 2015. In accordance with the voting results listed below, the Company’s executive compensation for fiscal year 2015 has been approved.

For	Against	Abstain	Broker Non-Votes
12,391,707	6,571,334	51,385	29,490,170

Proposal Three: The audit committee of the Board of Directors selected the accounting firm of Freed Maxick CPAs, P.C. to serve as the Company’s independent registered certified public accounting firm for the year 2016. The audit committee directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the annual meeting. Therefore, in accordance with the voting results listed below, Freed Maxick CPAs, P.C. will serve as the independent registered certified public accountants for the year 2016.

For	Against	Abstain
48,020,796	261,550	222,250

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Henry Sicignano, III
Date: May 3, 2016	Henry Sicignano, III
President and Chief Executive Officer